Exhibit 10.7

CARBON BLACK, INC.

AMENDED AND RESTATED 2010 SERIES A OPTION PLAN

1.                                      Purpose and Eligibility.  The purpose of this Amended and Restated 2010 Series A Option Plan (the “Plan”) of Carbon Black, Inc. a Delaware corporation (the “Company”) is to provide the ability to grant options (each, an “Award”) to purchase shares of the Company’s Series A Redeemable Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) to (a) employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries, and (b) any other Person who is determined by the Board to have made (or is expected to make) contributions to the Company.  Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 9.

2.                                      Administration.

a.                                      Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the “Board”).  The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award.  The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the respective Award Agreement, Awards and the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, (iii) to determine the terms and provisions of the respective Award Agreements and Awards, which need not be identical, (iv) to initiate an Option Exchange Program, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement or Award in the manner and to the extent it shall deem expedient to carry the Plan, any Award Agreement or Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons.  Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b.                                      Appointment of Committee.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  If so delegated, all references in the Plan to the “Board” shall mean such Committee or the Board.

c.                                       Delegation to Executive Officers.  To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.                                      Stock Available for Awards.

a.                                      Number of Shares.  Subject to adjustment under Section 3(b), the aggregate number of shares of Series A Preferred Stock that may be issued pursuant to the Plan is the Available Shares (as specified on the last page hereof).  If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Series A Preferred Stock covered by such Award shall again be available for the grant of Awards under the Plan. If an Award granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Award shall again be available for subsequent Awards under the Plan, and if shares of Series A Preferred Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the price paid for such shares, such shares of Series A Preferred Stock shall again be available for the grant of Awards under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b.                                      Adjustment to Series A Preferred Stock.  Subject to Section 6, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, conversion into the Company’s common stock, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of Available Shares, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, and (iii) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. Any such adjustment to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards.

4.                                      Stock Options.

a.                                      General.   The Board may grant options to purchase Series A Preferred Stock (each, an “Option”) and determine the number of shares of Series A Preferred Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Series A Preferred Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws.  Each Option will be evidenced by an Award Agreement, consisting of a Notice of Stock Option Award and Stock Option Award Terms (collectively, an “Award Agreement”).

b.                                      Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder.  The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”

c.                                       Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Series A Preferred Stock with an aggregate Fair Market Value (as defined below) (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options.  For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as Nonqualified Option in the event that the provisions of this paragraph apply to a portion of any Option.  The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

d.                                      Exercise Price.  The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Award Agreement, provided, however, in no event may the per share exercise price of an Incentive Stock Option be less than the Fair Market Value of the Series A Preferred Stock on the date such Option is granted.  In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Series A Preferred Stock on the date of grant.  In the case of a grant of an Incentive Stock Option to any other Participant, the exercise price shall be no less than 100% of the Fair Market Value of the Series A Preferred Stock on the date of grant.

e.                                       Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award Agreement; provided, that the term of any Option may not be more than ten (10) years from the date of grant.  In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

f.                                        Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(g) and the Award Agreement for the number of shares for which the Option is exercised.

g.                                       Payment Upon Exercise.  Series A Preferred Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i.                                                      by check payable to the order of the Company;

ii.                                                   to the extent explicitly provided in the applicable Award Agreement, by delivery of shares of Series A Preferred Stock owned by the Participant valued at Fair Market Value;

iii.                                                by delivery of a promissory note of the Participant, with full recourse to the Participant, to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased); or

iv.                                               payment of such other lawful consideration as the Board may determine.

Except as otherwise expressly set forth in an Award Agreement, the Board shall have no obligation to accept consideration other than cash and in particular, unless the Board so expressly provides, in no event will the Company accept the delivery of shares of Series A Preferred Stock that have not been owned by the Participant at least six months prior to the exercise.  The fair market value of any shares of the Company’s Series A Preferred Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

h.                                      Acceleration, Extension, Etc.  The Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options or Awards granted under the Plan may be exercised, or (ii) extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised or vest.

i.                                          Determination of Fair Market Value.  The Fair Market value shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5.                                      [Reserved].

6.                                      General Provisions Applicable to Awards.

a.                                      Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except as the Board may otherwise determine or provide in an Award, that Options may be transferred pursuant to a qualified domestic relations order (as defined in Employee Retirement Income Security Act of 1974, as amended) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Award Agreement, which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b.                                      Documentation.  Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board.  Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

c.                                       Board Discretion.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d.                                      Additional Award Provisions.  The Board may, in its sole discretion, include additional provisions in any Award Agreement or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law.

e.                                       Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

f.                                        Change of Control of the Company.

i.                                          Unless otherwise expressly provided in the applicable Award Agreement or other Award, in connection with the occurrence of a Change of Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

A.                                    make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Series A Preferred Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation or (z) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Series A Preferred Stock subject to such Award immediately preceding the Change of Control (as determined by the Board in its sole discretion);

B.                                    accelerate the date of exercise or vesting of such Award;

C.                                    permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation; or

D.                                    provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change of Control minus (ii) the per share exercise price of such securities.  Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change of Control.  The value of any such property shall be determined by the Board in its discretion.

E.                                     provide for the termination of such Award immediately prior to the consummation of the Change of Control; provided that no such termination will be effective if the Change of Control is not consummated.

F.                                      For the purpose of this Agreement, a “Change of Control” shall mean a “Deemed Liquidation Event” as defined in the Company’s Certificate of Incorporation without regard to the election of the holders of the Company’s preferred stock that an event described in Article Fourth, Section C(3)(e)(i)(C) of the Company’s Certificate of Incorporation is not a Deemed Liquidation Event.

g.                                       Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Series A Preferred Stock covered by the Award, including shares as to which the Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction.  In addition, the Board may provide that any Company repurchase option applicable to any shares of Series A Preferred Stock purchased upon exercise of an Award shall lapse as to all such shares of Series A Preferred Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

h.                                      Assumption of Options Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof.  The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

i.                                          Parachute Payments and Parachute Awards.  Notwithstanding the provisions of Section 6(f), if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change of Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 6(i) shall be made by the Company.

j.                                         Amendment of Awards.  The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

k.                                      Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Series A Preferred Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

l.                                          Acceleration.  The Board may at any time provide that any Options shall become immediately exercisable in full or in part or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change of Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

m.                                  Time of Granting Awards.  The grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the grant, exercise or vesting of an Award shall not defer the date of grant.  Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

n.                                      Participation in Foreign Countries.  The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

7.                                      Withholding.  The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Series A Preferred Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Series A Preferred Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a Fair Market Value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or recipient of an Award who has made an election pursuant to this Section may only satisfy his or her withholding obligation with shares of Series A Preferred Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

8.                                      No Exercise of Option if Engagement or Employment Terminated for Cause.  If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever.  For purposes of this Section 8, “for Cause” shall be defined as follows:  (i) if the Participant has executed an employment agreement, the definition of “cause” contained therein, if any, shall govern, or (ii) conduct, as determined by the Board of Directors, involving one or more of the following: (a) gross misconduct or inadequate performance by the Participant which is injurious to the Company; (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; (d) the commission of an act which constitutes unfair competition  with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; (e) the indictment of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause.  In making such determination, the Board shall act fairly and in utmost good faith. The Board may in its discretion waive or modify the provisions of this Section at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section.

9.                                      Miscellaneous.

a.                                      Definitions.

i.                                          “Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Carbon Black, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Carbon Black, Inc., as defined in Section 424(e) of the Code (a “Parent”). For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii.                                       “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii.                                    “Effective Date” means the date the Plan is adopted by the Company’s Board of Directors.

iv.                                   “Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

v.                                      “Option Exchange Program” means a program whereby outstanding options are exchanged for options with a lower exercise price.

b.                                      No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c.                                       No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Series A Preferred Stock to be distributed with respect to an Award until becoming the record holder thereof.

d.                                      Compliance with Law.  The Company shall not be required to sell or issue any shares of Series A Preferred Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulation.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any share subject to an Award up on any security exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Series A Preferred Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way effect the date of termination of the Award.  Any determination in this connection by the Board shall be final, binding and conclusive.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Series A Preferred Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes that a Option shall not be exercised until the shares of Series A Preferred Stock covered by such Option are registered or exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned up on the effectiveness of such registration or availability of such an exemption.

e.                                       Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

f.                                        Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

g.                                       Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

Available Shares: 8,800,000

Adopted by the Board of Directors on:	July 11, 2012

Approved by the Stockholders on:	July 12, 2012

Carbon Black, Inc.

2010 Series A Option

NOTICE OF STOCK OPTION AWARD

Unless otherwise defined herein, the terms defined in the 2010 Series A Option Plan shall have the same meanings in this Notice of Stock Option Award and the attached Stock Option Award Terms, which is incorporated herein by reference (together, the “Award Agreement”).

PARTICIPANT (the “Participant”)

Address

City, State Zip

GRANT

Carbon Black, Inc. (the “Company”) has granted the undersigned Participant an option to purchase Series A Redeemable Preferred Stock (the “Shares”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant		Total Exercise Price	$

Vesting Commencement Date		Type of Option	☐ Incentive Stock Option

Exercise Price per Share	$		☐ Nonstatutory Stock Option

Total Number of Shares Granted		Term/Expiration Date

Grant Number

VESTING SCHEDULE:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

Number of Months (or years) after Vesting Commencement Date	% of Grant (or # of Shares) Vested
After 12 months	25%
Monthly for remaining 36 months	2.083%

Vesting of this Option shall cease upon termination of the employment of the Participant with the Company (the “Relationship”).

DATA PRIVACY:  In order to implement, administer and manage Optionee’s participation in the Plan (“Purpose”), the Optionee’s personal data (“Data”) as described in this Agreement and any other Stock Option grant, materials may be collected, used and transferred by and among the Company, any Subsidiary of the Company or to a third party stock plan service provider (“Parties”).  The Optionee hereby expressly consents to the collection, use and transfer of  Optionee’s Data to the United States or elsewhere by the Parties for such Purpose.  The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative.  The Optionee understands that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan.

Participant	CARBON BLACK, INC.

Signature	By:

Print Name	Title

Residence Address

Grant Number

2

CARBON BLACK, INC.

STOCK OPTION

AWARD TERMS

1.                                      GRANT OF OPTION.  The Committee hereby grants to the Participant named in the Notice of Stock Option Award an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Award, at the exercise price per Share set forth in the Notice of Stock Option Award (the “Exercise Price”), and subject to the terms and conditions of the 2010 Series A Option Plan (the “Plan”), which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Award as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  Nevertheless, to the extent that it exceeds the $100,000 limitation rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

2.                                      EXERCISE OF OPTION.

i.                                          Right to Exercise.  This Option may be exercised during its term in accordance with the Vesting Schedule set out on the Notice of Stock Option Award and with the applicable provisions of the Plan and this Award Agreement.

ii.                                       Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), the Participant’s agreement to be subject to a right of first refusal with respect to Exercised Shares and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

3.                                      TERMINATION. This Option shall be exercisable for three months after the Relationship ceases; provided, however, if the Relationship is terminated by the Company for Cause, the Option shall terminate immediately and no longer be exerciseable.  Upon Participant’s death or Disability, this Option may be exercised for twelve (12) months after the Relationship ceases.  In no event may Participant exercise this Option after the Term/Expiration Date as provided in the Notice of Stock Option Award.

4.                                      PARTICIPANT’S REPRESENTATIONS.  In the event the Shares have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) at the time this Option is exercised and as a condition of such exercise, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the

Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

5.                                      STOCKHOLDERS’ AGREEMENTS. By executing this Award Agreement, the Participant acknowledges and agrees that as a condition to exercising this Option, he/she may be required to become a party to that certain Third Amended Restated Right of First Refusal and Co-Sale Agreement and Third Amended and Restated Voting Agreement (each as amended from time to time, the “Stockholders Agreements”), by and among the Company and certain holders of the Company’s capital stock, and, if requested, shall sign an instrument of accession to such Stockholders’ Agreements, and that the Shares acquired upon exercise of this Option shall be Shares subject to the terms and conditions of such Stockholders’ Agreements.

6.                                      RESTRICTIONS ON EXERCISE.  This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

7.                                      NON-TRANSFERABILITY OF OPTION.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.  The terms of the Plan and this Award Agreement shall be binding upon the executors, Committees, heirs, successors and assigns of the Participant.

8.                                      TERM OF OPTION.  This Option may be exercised only within the Term set out in the Notice of Stock Option Award which Term may not exceed ten (10) years from the Date of Grant and may be exercised during such Term only in accordance with the Plan and the terms of this Award Agreement.

9.                                      UNITED STATES TAX CONSEQUENCES.  Set forth below is a brief summary as of the date of this Option of some of the United States federal tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

i.                                          Exercise of ISO.  If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

ii.                                       Exercise of Nonstatutory Stock Option.  There may be a regular federal income tax liability upon the exercise of a Nonstatutory Stock Option.  The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If the Participant is an employee or a former employee, the Company will be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at

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the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

iii.                                    Disposition of Shares.  In the case of a Nonstatutory Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for at least one year after exercise and for at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes.  If Shares purchased under an Incentive Stock Option are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.  Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the Incentive Stock Option Shares were held.

iv.                                   Notice of Disqualifying Disposition of Incentive Stock Option Shares.  If this Option is an Incentive Stock Option, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition.  The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.

v.                                      Withholding.  Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect income or other taxes on the grant of this Option, the exercise of this Option, the lapse of a restriction placed on this Option or the Shares issued upon exercise of this Option, or at other times.  The Company may require, at such time as it considers appropriate, that the Participant pay the Company the amount of any taxes which the Company may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Company.  In its discretion, the Company may withhold Shares to be received upon exercise of this Option or offset against any amount owed by the Company to the Participant, including compensation amounts, if in its sole discretion it deems this to be an appropriate method for withholding or collecting taxes.

10.                               ENTIRE AGREEMENT; GOVERNING LAW.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.  This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

11.                               NO GUARANTEE OF CONTINUED SERVICE.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING

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SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

12.                               INCORPORATION OF PLAN. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Participant has reviewed the Plan, this Award Agreement and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Plan, this Award Agreement and this Option.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Award Agreement or this Option.  Participant further agrees to notify the Company upon any change in the residence address indicated above.

13.                               WAIVER OF STATUTORY INFORMATION RIGHTS.  Participant understands and agrees that, but for the waiver made herein, Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of Participant as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of Participant under any other written agreement between Participant and the Company.

14.                               RESTRICTIONS ON TRANSFER OF SHARES.  The Shares acquired upon exercise of this Option shall be subject to certain transfer restrictions and other limitations including, without limitation, the Second Amended and Restated By-Laws of the Company, as amended and in effect (the “Bylaws”).  The Shares acquired upon exercise of this Stock Option and all other shares of the Company’s Common Stock, par value $0.001 per share, Series A Preferred Stock, par value $0.001 per share, and Series E-1 Preferred Stock, par value $0.001 per share, currently owned by Recipient, or that Recipient may acquire in the future (collectively, “Owned Shares”), may not be sold, assigned, transferred, pledged, encumbered or in any manner disposed of except in compliance with the Bylaws. Certificates representing Owned Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Owned Shares will

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include similar restrictive notations. Recipient acknowledges that a copy of the Bylaws has been made available to the Recipient.

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EXHIBIT A

2010 SERIES A OPTION PLAN

EXERCISE NOTICE

Carbon Black, Inc.

ATTENTION:

1100 Winter Street

Waltham, MA 02451

1.                                      Exercise of Option.  Effective as of today,               , 20  , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase           shares of the Series A Redeemable Preferred Stock (the “Shares”) of Carbon Black, Inc. (the “Company”) under and pursuant to the 2010 Series A Option Plan (the “Plan”) and the Notice of Stock Option Award and Stock Option Award Terms dated                (the “Award Agreement”).

2.                                      Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement.

3.                                      Representations of Participant.  Participant acknowledges that Participant has received, read and understood the Plan, and the Award Agreement, and agrees to abide by and be bound by their terms and conditions.

4.                                      Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to the Participant as soon as practicable after the Option is exercised.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 3(b) of the Plan.

Participant understands and agrees that, but for the waiver made herein and in the Award Agreement, Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights as Participant may be provided under Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of capital stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any of Participant’s contractual inspection rights under any other written agreement between Participant and the Company.

5.                                      Company’s Right of First Refusal & ByLaws Transfer Restrictions.  Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”). The Shares are also subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in the Second Amended and Restated By-Laws of the Company, as amended and in effect (the “Bylaws”).

a.                                      Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating:  (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

b.                                      Exercise of Right of First Refusal.  At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or any part of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

c.                                       Purchase Price.  The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

d.                                      Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of purchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

e.                                       Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

f.                                        Exception for Certain Family Transfers.  Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section.  “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

g.                                       Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

h.                                      Exception. Notwithstanding the foregoing, this Section 5 shall not apply if the Participant is a party to that certain Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of July 13, 2012, as amended from time to time.

i.                                          Bylaws Transfer Restrictions. Notwithstanding the foregoing, Participant understands and agrees that the Shares and all other shares of the Company’s Common Stock, par value $0.001 per share, Series A Preferred Stock, par value $0.001 per share, and Series E-1 Preferred Stock, par value $0.001 per share, that Participant currently owns, or that Participant may acquire in the future (collectively, “Owned Shares”), may not be sold, assigned, transferred, pledged, encumbered or in any manner disposed of except in compliance with the Bylaws. Participant further acknowledges and agrees that (a) certificates representing Owned Shares will bear restrictive legends reflecting the foregoing and/or that book entries for uncertificated Owned Shares will include similar restrictive notations and (b) a copy of the Bylaws has been made available to Participant.

6.                                      Tax Consultation.  Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares.  Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

7.                                      Restrictive Legends.

a.                                      Legends.  Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Bylaws, the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

b.                                      Stop-Transfer Notices.  Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company  transfers its own securities, it may make appropriate notations to the same effect in its own records.

c.                                       Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.                                      Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, Committees, successors and assigns.

9.                                      Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

10.                               Governing Law; Severability.  This Agreement is governed by the laws of the state of incorporation of the Company.

11.                               Entire Agreement.  The Plan, the Bylaws and Award Agreement are incorporated herein by reference.  This Agreement, the Plan, the Bylaws the Award Agreement (including all exhibits) and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	CARBON BLACK, INC.

Signature	By

Print Name	Title

Address:	Address:

Date Received by Company